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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-21087, 33-21088, 33-36101, 33-40177, 33-51235,
33-53463, 33-64273, 33-64665, 333-23293, 333-23295, 333-91769, 333-30526,
333-31762, 333-40282, 333-52264, 333-53246, 333-56696, 333-72206, 333-65796 and
333-101519) of Merck & Co., Inc. of our report dated June 20, 2003 relating to the financial statements of Merck & Co., Inc. Employee Savings and Security Plan as of December 31, 2002 and 2001 and for the year ended December 31, 2002, which appears in this Form 11-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Florham Park, NJ
June 26, 2003

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